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EXHIBIT 4


                            AGREEMENT OF JOINT FILING

The undersigned hereby agree that this Schedule 13D filed on or about this date as well as all future amendments with respect to the beneficial ownership by the undersigned of Dwyer Common Stock shall be filed jointly. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii).

                                    DWYER INVESTMENTS, LTD.


Dated:  May 20, 2003                By:     /s/ Theresa Dwyer
                                       -----------------------------------------
                                       Theresa Dwyer, Managing Partner

Dated:   May 20, 2003                       /s/ Theresa Dwyer
                                    --------------------------------------------
                                    Theresa Dwyer, individually

Dated:  May 20, 2003                        /s/ Donald J. Dwyer, Jr.
                                    --------------------------------------------
                                    Donald J. Dwyer, Jr., individually


Dated:  May 20, 2003                        /s/ Darren Dwyer
                                    --------------------------------------------
                                    Darren Dwyer, individually

Dated:  May 20, 2003                        /s/ Dina Dwyer-Owens
                                    --------------------------------------------
                                    Dina Dwyer-Owens, individually

Dated:  May 20, 2003                        /s/ Deborah Wright-Hood
                                    --------------------------------------------
                                    Deborah Wright-Hood, individually

Dated:  May 20, 2003                        /s/ James Johnston, Jr.
                                    --------------------------------------------
                                    James Johnston, Jr., individually

Dated:  May 20, 2003                         /s/ Michael Bidwell
                                    --------------------------------------------
                                    Michael Bidwell, individually

Dated:  May 20, 2003                        /s/ Robert Tunmire
                                    --------------------------------------------
                                    Robert Tunmire, individually

Dated:  May 20, 2003                        /s/ Thomas J. Buckley
                                    --------------------------------------------
                                    Thomas J. Buckley, individually


Dated:  May 20, 2003                        /s/ David Bethea
                                    --------------------------------------------
                                    David Bethea, individually
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Dated:  May 20, 2003                        /s/ Michael Hawkins
                                    --------------------------------------------
                                    Michael Hawkins, individually

Dated:  May 20, 2003                        /s/ Douglas Dwyer
                                    --------------------------------------------
                                    Douglas Dwyer, individually

Dated:  May 20, 2003                        /s/ Donna Dwyer-Van Zandt
                                    --------------------------------------------
                                    Donna Dwyer-Van Zandt, individually


                                    DONALD J. DWYER FAMILY TRUST


Dated:  May 20, 2003                By:     /s/ Theresa Dwyer
                                       -----------------------------------------
                                       Theresa Dwyer, Co-Trustee

                                    By:     /s/ Donald J. Dwyer, Jr.
                                       -----------------------------------------
                                       Donald J. Dwyer, Jr., Co-Trustee